UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

DP Cap Acquisition Corp I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Marina Park Drive 10th Floor Boston, MA 02210	20016
(Address of principal executive offices)	(Zip Code)

(617) 874-5152
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	DPCSU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value,	DPCS	The Nasdaq Stock Market LLC
Redeemable public warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	DPCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On November 12, 2021, DP Cap Acquisition Corp I (the “Company”) consummated its initial public offering (the “IPO”) of 23,000,000 units (the “Units”), which included the exercise in full of the underwriter’s option to purchase an additional 3,000,000 Units at the initial public offering price to cover over-allotments. Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $230.0 million. Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s registration statement on Form S-1 (File No. 333-260456):

•	an Underwriting Agreement, dated November 8, 2021, by and between the Company and Cowen and Company, LLC as representative of the underwriters named therein, attached hereto as Exhibit 1.1;

•
a Warrant Agreement, dated November 8, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Public Warrants (as defined below); certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Public Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the Warrant Agreement, attached hereto as Exhibit 4.1;

•
a Letter Agreement, dated November 8, 2021, among the Company, DP Investment Management Sponsor I LLC (the “Sponsor”) and each executive officer and director of the Company, pursuant to which the Sponsor and each executive officer and director of the Company has agreed to vote any Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 (the “Class B Ordinary Shares”), of the Company held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the required time period; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor, attached here as Exhibit 10.1;

•
an Investment Management Trust Agreement, dated November 8, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants (as defined below), and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement, attached here as Exhibit 10.2;

•
a Registration Rights Agreement, dated November 8, 2021, among the Company, the Sponsor and certain other holders of the Company’s securities, which provides for customary demand and piggy-back registration rights for the Sponsor and such holders, attached here as Exhibit 10.3;

•
a Private Placement Warrants Purchase Agreement, dated November 8, 2021, between the Company and the Sponsor, pursuant to which the Sponsor purchased 4,733,333 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), attached here as Exhibit 10.4; and

•	a Promissory Note, dated November 8, 2021, among the Company and the Sponsor (the “Sponsor Note”), attached here as Exhibit 10.5.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02.   Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private sale of 4,733,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $7.1 million. The Private Placement Warrants, which were purchased by the Sponsor, are identical to the Public Warrants, except that none of the Private Placement Warrants will be redeemable by us and, so long as they are held by the Sponsor or its permitted transferees: (i) subject to certain limited exceptions, they will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination and (ii) the holders of Private Placement Warrants are entitled to certain registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Private Placement Warrants Purchase Agreement.

Simultaneously with the closing of the IPO, pursuant to the Sponsor Note, the Sponsor loaned $4.6 million to the Company at no interest. The proceeds of the Sponsor Note was deposited into the trust account and will be repaid or converted into warrants (the “Sponsor Loan Warrants”) at a conversion price of $1.50 per Sponsor Loan Warrant, at the Sponsor’s discretion and at any time until the consummation of the Company’s initial business combination. The Sponsor Loan Warrants would be identical to the Private Placement Warrants. The Sponsor Note was issued in order to ensure that the amount deposited into the trust account at the closing of the IPO is $10.20 per Class A ordinary share (each a “Public Share”) offered as part of the units sold in the IPO. If the Company does not complete an initial business combination and the Sponsor Note has not been converted into Sponsor Loan Warrants prior to such time, the Company will not repay the Sponsor Loan and its proceeds will be distributed to the holders of the Public Shares. The Sponsor has waived any claims against the trust account in connection with the Sponsor Note. The Sponsor shall be entitled to certain registration rights relating to the Sponsor Loan Warrants. The issuance of the Sponsor Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2021, in connection with the IPO, Lars Albright, Diane Hessan and Leonard Schlesinger (collectively, the “New Directors”) were appointed to the board of directors of the Company (the “Board”). Effective November 8, 2021, (i) each of Lars Albright, Diane Hessan and Leonard Schlesinger was appointed to the audit committee, (ii) each of Lars Albright, Scott Savitz and Leonard Schlesinger was appointed to the compensation committee and (iii) each of Lars Albright, Diane Hessan and Martin Zinny was appointed to the nominating and corporate governance committee.

Following the appointment of the New Directors, the Board is comprised of three classes. The term of office of the first class of directors, consisting of Diane Hessan, will expire at the Company’s first annual general meeting. The term of office of the second class of directors, consisting of Lars Albright and Scott Savitz, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Leonard Schlesinger and Martin Zinny, will expire at the third annual general meeting.

The Company will enter into indemnity agreements with the New Directors and reimburse the New Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors. None of the New Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2021 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01   Other Events

A total of $234.6 million, comprised of $225.4 million of the proceeds from the IPO (which amount includes $8.05 million of the underwriter’s deferred discount), $4.6 million of the proceeds of the sale of the Private Placement Units and $4.6 million of the proceeds from a loan by the Sponsor under the Sponsor Note, was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes and winding up and dissolution expenses, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any of the Company’s public shares properly tendered in connection with a shareholder vote to amend the Amended and Restated Memorandum and Articles of Association to (A) modify the substance or timing of its obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if it does not complete its initial business combination within 18 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of the Company’s public shares if it is unable to complete its initial business combination within 18 months from the closing of the IPO, subject to applicable law.

On November 8, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement by and between the Company and Cowen and Company, LLC, as representative of the several underwriters named therein

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement between Continental Stock Transfer and Trust Company and the Company

10.1	Letter Agreement among the Company, the Sponsor and the Company’s officers and directors

10.2	Investment Management Trust Account Agreement between Continental Stock Transfer and Trust Company and the Company

10.3	Registration Rights Agreement among the Company, the Sponsor and the other holders party thereto

10.4	Private Placement Warrants Purchase Agreement between the Company and the Sponsor

10.5	Promissory Note between the Company and the Sponsor

99.1	Press Release, dated November 8, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2021

DP CAP ACQUISITION CORP I

By:	/s/ Martin Zinny
Name:	Martin Zinny
Title:	Chief Executive Officer